UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2014 (October 21, 2014)

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2014, the Board of Directors of Full House Resorts, Inc. (the “Company”) adopted an amendment to Article I, Section 2 of the Company’s By-Laws. Under the amendment, if the stockholders of the Company validly make a request to call a special meeting of the stockholders, in lieu of calling the special meeting to vote on the items requested by the stockholders, the Company may present identical or substantially similar items for stockholder approval at any other meeting of the stockholders held within 90 days after the last date the special meeting may be held under the request for the special meeting.

The Company believes that it would be costly and disruptive to hold a special meeting only a few months before the Company’s annual meeting. As a result, the Company believes the amendment to the By-Laws will provide for a more orderly process and reduce duplicative time and expense. In the short term, the Company believes that the amendment will also enable a more orderly sale process, and facilitate an open dialogue with stockholders and transparency regarding the Company’s plans if a sale has not occurred prior to that time.

The amendment to the Company’s By-laws is filed herewith as Exhibit 3.1 which is incorporated herein by reference.

Item 8.01      Other Events.

On October 22, 2014, the Company issued two press releases, copies of which are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

Exhibit 3.1	Amendment to Bylaws of the Company

Exhibit 99.1	Press Release of the Company dated October 22, 2014

Exhibit 99.2	Press Release of the Company dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: October 22, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws of the Company

99.1	Press Release of the Company dated October 22, 2014

99.2	Press Release of the Company dated October 22, 2014